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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 4, 2007
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                                SPIRE CORPORATION
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               (Exact Name of Registrant as Specified in Charter)

        Massachusetts                    0-12742               04-2457335
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(State or Other Jurisdiction          (Commission             (IRS Employer
      of Incorporation)               File Number)          Identification No.)

One Patriots Park, Bedford, Massachusetts                      01730-2396
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(Address of Principal Executive Offices)                       (Zip Code)

                                 (781) 275-6000
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              (Registrant's telephone number, including area code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

     On September 4, 2007, Spire Corporation (the "Company") and Gloria Solar Co., Ltd., a company organized under the laws of the Republic of China (Taiwan) ("Gloria Solar"), closed their previously announced transaction, entered into on July 31, 2007, pursuant to which (i) the Company sold to Gloria Solar certain assets belonging to the Company's solar systems business and (ii) the Company and Gloria Solar formed a joint venture (the "Joint Venture") for the purpose of pursuing the solar photovoltaic systems market within the United States; the Joint Venture will design, market, sell and manage the installation of systems for the generation of electrical power by solar photovoltaic means in primarily commercial/industrial and utility segments of such market. The Joint Venture's business is referred to herein as the "JV Business." The contractual relationship is characterized by the following three major agreements:

1. An Asset Purchase Agreement pursuant to which the Company sold certain assets belonging to its solar systems business to Gloria Solar for $4,000,000. Such assets included the Company's module production line it has used to make customized building integrated photovoltaic modules, module and systems designs and related technical information. This agreement requires the Company to recondition the equipment within a four-month period after closing and provide a one-year warranty. The Company is allowed the rent-free use of the equipment to complete certain existing requirements and for the training of its equipment customers.

     In connection with the Asset Purchase Agreement, the parties entered into certain ancillary agreements, including (i) a Subcontracting Agreement pursuant to which Gloria Solar will subcontract the operation of the purchased assets to the Joint Venture; and (ii) a Sublease Agreement pursuant to which the Company will lease space to the Joint Venture for the purpose of operating the acquired assets for Gloria Solar.

2. A Contribution Agreement pursuant to which (i) the Company contributed to the Joint Venture its assets primarily relating to the JV Systems Business, including certain intellectual property and know-how, access to information technology assets and relationships, relationships with current and previous customers, contract backlog and project opportunities, a license to certain registered trademarks, and employment relationships with staff members and (ii) Gloria Solar contributed $5,000,000 in cash.

3. The Operating Agreement of the Joint Venture, to be known as "Gloria Spire Solar, LLC." As noted above, the JV Systems Business is to pursue the solar photovoltaic systems market within the United States and, in connection therewith, the Joint Venture will design, market, sell and manage the installation of systems for the generation of electrical power by solar photovoltaic means in primarily commercial/industrial and utility segments of the market. Gloria Solar owns 55% of the Joint Venture and the Company owns 45% of the Joint Venture. The Joint Venture's term is indefinite with provisions for liquidation/termination, including in any instance of default, as set forth in the Operating Agreement.

     If the managing board, as described below, determines that additional capital is required to support the operations of the Company, the Joint Venture shall make a call for additional funds. Within ten (10) days after the members have received written notice of the call, the members shall make additional capital contributions to the Joint Venture in proportion to each member's interest in the Joint Venture. If a member fails to fund its pro rata portion of any capital call, the non-defaulting member may purchase the defaulting member's shortfall; however, in no event may the Company's or Gloria Solar's interest in the Joint Venture be reduced to below 10%.

     The Joint Venture will have a managing board composed of five (5) managers with a rotating chairmanship, allowing any member with at least 50% of the membership units to appoint three (3) managers, and any member with at least 35% of the membership units to appoint two (2) managers.

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Major decisions of this body will require at least one affirmative vote by a
Company-appointed manager and at least one affirmative vote by a Gloria Solar-appointed manager.

     With respect to transfers of membership interests, for the first twenty-four (24) months, neither party may transfer its membership interest. Thereafter, each member shall have a right of first refusal with respect to proposed transfers by the other member. In the event of a "change in control" of a member, the other members may purchase such member's interest in the Joint Venture.

     Further participation by the Company in the business of the Joint Venture is restricted; for a period of three (3) years, the Company may not mass manufacture, market or sell solar cell modules with less than 575 watt capacity, and may do so thereafter only outside the United States. The Company is not restricted in showing its equipment customers how to manufacture modules or from using module design technology for research and development purposes. The members are expected to refrain from competing with Joint Venture in the solar systems business in the U.S. market.

     For any purchase of photovoltaic modules, the Joint Venture shall first offer to acquire such modules from Gloria Solar, on the same terms it would otherwise acquire them from a third party supplier in an arm's-length transaction. If Gloria Solar cannot meet those terms, the Joint Venture may acquire such modules from a third party supplier. For any purchase of photovoltaic module manufacturing equipment, the Joint Venture shall first offer to acquire such equipment from the Company, on the same terms it would otherwise acquire them from a third party supplier in an arm's-length transaction. If the Company cannot meet those terms, the Joint Venture may acquire such equipment from a third party supplier.

     In connection with the Operating Agreement, the parties entered into several ancillary agreements, including (i) a Transitional Services Agreement, whereby the Company furnishes the Joint Venture with certain administrative and maintenance services at specified rates; (ii) a Technology License Agreement, whereby the Joint Venture grants the Company a limited license to certain photovoltaic module and systems technology which was part of the Company's contribution to the assets of the Joint Venture, for the purpose of allowing the Company to continue to do the things expressly permitted under the Operating Agreement; (iii) an Assignment and Assumption Agreement, whereby the Company assigns certain contracts and agreements to the Joint Venture; and (iv) several Trademark License Agreements, whereby the Company licenses the use of its primary mark ("Spire") and logo elements, for use only in conjunction with the term "Solar," or as a composite, as in "Gloria Spire Solar LLC." These licenses are both to Gloria Solar and to the Joint Venture, with a further one from Gloria Solar to the Joint Venture for use of the mark "Gloria."

     In addition, on July 31, 2007, the Company and Gloria Solar entered a purchase and sale agreement whereby Gloria Solar will purchase a nominal 50-megawatt module production line for the price of $3.8 million. The equipment is scheduled to be delivered in the first half of 2008.

     The disclosure set forth above is a summary of the material provisions of the Asset Purchase Agreement, the Contribution Agreement and the Operating Agreement. These summaries are not complete and are qualified in their entirety by reference to the full text of such agreements, each of which is attached as an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with the transaction described herein.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (b) Pro Forma Financial Information.

     The Company is evaluating the financial significance of the acquisition of its interest in the Joint Venture resulting from this transaction. To the extent that such acquisition is determined to be significant, this report on Form 8-K will be amended to include the Company's unaudited pro forma condensed consolidated balance sheet and statement of operations as of September 30, 2007 and for the nine months then ended, and for the year ended December 31, 2006. Such pro forma financial information, if required, will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

     (d) Exhibits.

       Exhibit No.                          Description

          2.1 Asset Purchase Agreement, dated as of July 31, 2007, by and between the Company and Gloria Solar Co., Ltd.*+

          2.2 Contribution Agreement, dated as of July 31, 2007, by and among the Company, Gloria Solar Co., Ltd. and Gloria Solar (Delaware) Company, Ltd.*+

          10(x) Operating Agreement of Gloria Spire Solar, LLC, dated July 31, 2007, by and among the Company, Gloria Solar (Delaware) Company, Ltd. and Gloria Spire Solar, LLC.*

          * Portions of this Exhibit have been omitted pursuant to a request for confidential treatment.

          + The Company agrees to furnish supplementally to the Securities and Exchange Commission (the "Commission") a copy of any omitted schedule or exhibit to this agreement upon request by the Commission.



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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SPIRE CORPORATION

Date: September 10, 2007              By: /s/ Christian Dufresne
                                          -------------------------------
                                          Christian Dufresne
                                          Chief Financial Officer and Treasurer



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                                  EXHIBIT INDEX


       Exhibit No.                         Description
       -----------                         -----------

          2.1 Asset Purchase Agreement, dated as of July 31, 2007, by and between the Company and Gloria Solar Co., Ltd.*+

          2.2 Contribution Agreement, dated as of July 31, 2007, by and among the Company, Gloria Solar Co., Ltd. and Gloria Solar (Delaware) Company, Ltd.*+

          10(x) Operating Agreement of Gloria Spire Solar, LLC, dated July 31, 2007, by and among the Company, Gloria Solar (Delaware) Company, Ltd. and Gloria Spire Solar, LLC.*

          * Portions of this Exhibit have been omitted pursuant to a request for confidential treatment.

          + The Company agrees to furnish supplementally to the Securities and Exchange Commission (the "Commission") a copy of any omitted schedule or exhibit to this agreement upon request by the Commission.